 EXHIBIT 10.5

ASSIGNMENT ASSUMPTION AND AMENDED & RESTATED WARRANT AGREEMENT

This ASSIGNMENT ASSUMPTION AND AMENDED & RESTATED WARRANT AGREEMENT (this “Agreement” or the “A&R Warrant Agreement”) is made as of [•] (the “Effective Date”) among Horizon Space Acquisition I Corp., a Cayman Islands exempted company limited by shares, with offices at 1412 Broadway, 21st Floor, Suite 21V, New York, NY 10018 (“SPAC”), ArcheNova Technology Co., Ltd, a Cayman Islands exempted company limited by shares (“PubCo”), and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, with offices at 1 State Street, New York, New York 10004, as warrant agent (“Warrant Agent”).

RECITALS

WHEREAS, SPAC and the Warrant Agent are parties to that certain Warrant Agreement, dated as of December 21, 2022 (the “Existing Warrant Agreement”);

WHEREAS, SPAC engaged in a public offering (the “Public Offering”) of 6,900,000 units, each unit (the “Public Units”) comprised of one ordinary share of SPAC, par value $0.0001 per share (“SPAC Ordinary Shares”), one redeemable warrant, where each whole warrant entitles the holder to purchase one SPAC Ordinary Share at a price of $11.50 per share, subject to adjustment as described herein, and one right to receive one-tenth (1/10) of one SPAC Ordinary Share upon the consummation of an initial business combination, and, in connection therewith, has issued and delivered 6,900,000 warrants (the “Public Warrants”) to the public investors in connection with the Public Offering;

WHEREAS, SPAC has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1, No. 333- 268578 (“Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (“Act”) of, among other securities, the Public Warrants;

WHEREAS, SPAC issued to its sponsor, Horizon Space Acquisition I Sponsor Corp. a Cayman Islands exempted company limited by shares (the “Sponsor”), simultaneously with the closing of the Public Offering, 385,750 units (the “Private Units”), each containing one SPAC Ordinary Share, one warrant (the “Private Warrants”) and one right to receive one-tenth (1/10) of one SPAC Ordinary Share upon the consummation of an initial business combination (the “Private Rights”). Each whole Private Warrant exercisable to purchase one SPAC Ordinary Share at a price of $11.50 per share;

WHEREAS, SPAC may issue up to an additional 300,000 units (the “Working Capital Units”) at a price of $10.00 per Working Capital Unit, with each Working Capital Unit consisting of one SPAC Ordinary Share, one warrant (a whole warrant of each such warrant, a “Working Capital Warrant”) and one right to receive one-tenth (1/10) of one SPAC Ordinary Share upon the consummation of an initial business combination (the “Working Capital Rights”), in satisfaction of certain working capital loans made by the SPAC’s officers, directors, initial shareholders and their affiliates;

WHEREAS, SPAC may issue additional units (the “Extension Loan Units” and together with the Public Units, the Private Units, and the Working Capital Units, the “Units”) at a price of $10.00 per Extension Loan Unit, with each Extension Loan Unit consisting of one SPAC Ordinary Share, one warrant (a whole warrant of each such warrant, an “Extension Loan Warrant” and together with the Public Warrants, Private Warrants, and Working Capital Warrants, the “Warrants”) and one right to receive one-tenth (1/10) of one SPAC Ordinary Share upon the consummation of an initial business combination (the “Extension Loan Rights”), for each loan made by the Sponsor, its affiliates or designees in connection with the extensions of the period for SPAC’s initial business combination as contemplated in SPAC’s amended and restated memorandum and articles of association;

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WHEREAS, on October 12, 2026, the SPAC, PubCo, ArcheNova International Co., Ltd, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub I”), ArcheNova Global Co., Ltd, a Cayman Islands exempted company limited by shares and a direct wholly-owned subsidiary of PubCo (“Merger Sub II”), and ArcheNova Biotech Corp., a Cayman Islands exempted company limited by shares (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) Merger Sub I will merge with and into Acquiror (the “First Merger”), with Acquiror surviving the First Merger as a direct wholly-owned subsidiary of PubCo and the outstanding securities of Acquiror being converted into the right to receive certain securities of PubCo, and (b) no later than one (1) Business Day following, and as part of the same overall transaction as, the First Merger, Merger Sub II will merge with and into the Company (the “Second Merger”, and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger as a direct wholly-owned subsidiary of PubCo and the outstanding shares of the Company being converted into the right to receive shares of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, upon consummation of the Mergers, as provided in Section 4.4 of the Existing Warrant Agreement, (i) the Warrants will no longer be exercisable for SPAC Ordinary Shares, but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for a number of ordinary shares of PubCo (the “Ordinary Shares”) equal to the number of SPAC Ordinary Shares for which such Warrants were exercisable immediately prior to the Mergers, subject to adjustment as described herein (such Warrants as so adjusted and amended, the “Warrants”), and (ii) the Warrants shall be assumed by PubCo;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, SPAC desires to assign to PubCo, and PubCo desires to assume, all of SPAC’s rights, interests and obligations under the Existing Warrant Agreement;

WHEREAS, the consummation of the transactions contemplated by the Business Combination Agreement will constitute a Business Combination as defined in the Existing Warrant Agreement;

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that SPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any registered holder for the purpose of (i) curing any ambiguity, or curing, or correcting or supplementing any defective provision or mistake contained therein, and (ii) adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the rights of the registered holders thereunder;

WHEREAS, PubCo desires the Warrant Agent to act on behalf of PubCo, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants;

WHEREAS, PubCo desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of PubCo, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of PubCo and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding, and legal obligations of PubCo, and to authorize the execution and delivery of this Agreement.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Assignment and Assumption; Amendment; Appointment of Warrant Agent.

1.1. Assignment and Assumption. SPAC hereby assigns to PubCo all of SPAC’s right, title and interest in and to the Existing Warrant Agreement and the Warrants (each as amended hereby) as of the First Merger Effective Time (as defined in the Business Combination Agreement). PubCo hereby assumes, and agrees to pay, perform, satisfy, and discharge in full, as the same become due, all of SPAC’s liabilities and obligations under the Existing Warrant Agreement and the Warrants (each as amended hereby) arising from and after the First Merger Effective Time (as defined in the Business Combination Agreement).

1.2. Amendment. SPAC and the Warrant Agent hereby amend and restate the Existing Warrant Agreement and the Warrants issued thereunder in accordance with Section 9.8 of the Existing Warrant Agreement in its entirety in the form of this Agreement as of the First Merger Effective Time (as defined in the Business Combination Agreement), such that the rights and obligations of the Warrants issued under the Existing Warrant Agreement shall be governed by the terms of this Agreement. SPAC and Warrant Agent hereby acknowledge and agree that the amendments and restatements to the Existing Warrant Agreement as set forth in this Agreement are necessary or desirable and that such amendments and restatements do not adversely affect the interests of the registered holders.

1.3. Appointment of Warrant Agent. PubCo hereby appoints the Warrant Agent to act as agent for PubCo for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1. Form of Warrant. Each Warrant shall be issued in registered form only, and, if a physical certificate is issued, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, President, a Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of PubCo. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by PubCo. All of the Public Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”) deposited with The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., a nominee of the Depositary. Ownership of beneficial interests in the Public Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Book-Entry Warrant Certificate, or (ii) institutions that have accounts with the Depositary (each such institution, with respect to a Warrant in its account, a “Participant”).

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If the Depositary subsequently ceases to make its book-entry settlement system available for the Public Warrants, PubCo may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Public Warrants are not eligible for, or it is no longer necessary to have the Public Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each book-entry Public Warrant, and PubCo shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificate”). Such Definitive Warrant Certificate shall be in the form annexed hereto as Exhibit A, with appropriate insertions, modifications and omissions, as provided above.

2.3.2. Registered Holder. Prior to due presentment for registration of transfer of any Warrant, PubCo and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Definitive Warrant Certificate made by anyone other than PubCo or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither PubCo nor the Warrant Agent shall be affected by any notice to the contrary.

2.4. Private Warrant, Working Capital Warrant, and Extension Loan Warrant Attributes. The Private Warrants, Working Capital Warrants, and Extension Loan Warrants will be issued in the same form as the Public Warrants.

2.5. No Fractional Warrants. If a holder of Warrants would be entitled to receive a fractional Warrant, PubCo shall round down to the nearest whole number the number of Warrants to be issued to such holder.

3. Terms and Exercise of Warrants

3.1. Warrant Price. Each whole Warrant shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from PubCo the number of Ordinary Shares stated therein, at the price of $11.50 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Agreement shall mean the price per share at which Ordinary Shares may be purchased at the time a Warrant is exercised. PubCo in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that PubCo shall provide at least twenty (20) days’ prior written notice of such reduction to Registered Holders of the Warrants and, provided further that any such reduction shall be identical among all of the Warrants.

3.2. Duration of Warrants. A whole Warrant may be exercised only during the period commencing on the Effective Date, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) five years from the Effective Date, and (ii) at 5:00 p.m., New York City time on the Redemption Date (as defined below) as provided in Section 6.2 of this Agreement (“Expiration Date”), provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement. Except with respect to the right to receive the Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereunder), as applicable, each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m., New York City time, on the Expiration Date. PubCo in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that PubCo shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

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3.3. Exercise of Warrants.

3.3.1. Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant may be exercised by the Registered Holder thereof by delivering to the Warrant Agent at its corporate trust department (i) the Definitive Warrant Certificate evidencing the Warrants to be exercised, or, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the “Book-Entry Warrants”) on the records of the Depositary to an account of the Warrant Agent at the Depositary designated for such purposes in writing by the Warrant Agent to the Depositary from time to time, (ii) an election to purchase (“Election to Purchase”) Ordinary Shares pursuant to the exercise of a Warrant, properly completed and executed by the Registered Holder on the reverse of the Definitive Warrant Certificate or, in the case of a Book-Entry Warrant Certificate, properly delivered by the Participant in accordance with the Depositary’s procedures, and (iii) payment in full of the Warrant Price for each full Ordinary Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Ordinary Shares and the issuance of such Ordinary Shares, as follows:

(a) in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent or by wire transfer; or

(b) in the event of a redemption pursuant to Section 6 hereof in which PubCo’s board of directors (the “Board”) has elected to require all holders of the Warrants to exercise such Warrants on a “cashless basis,” by surrendering the Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the excess of the “Fair Market Value”, as defined in this subsection 3.3.1(b), over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b) and Section 6.3, the “Fair Market Value” shall mean the average last sale price of the Ordinary Shares for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants, pursuant to Section 6 hereof; or

(c) as provided in Section 7.4 hereof.

3.3.2. Issuance of Ordinary Shares on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 3.3.1(a)), PubCo shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full Ordinary Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Ordinary Shares as to which such Warrant shall not have been exercised. Subject to Section 4.6, a Registered Holder of Warrants may exercise its Warrants only for a whole number of Ordinary Shares. If fewer than all the Warrants evidenced by a Book Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary, its nominee for each Book Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise. Notwithstanding the foregoing, PubCo shall not be obligated to issue any Ordinary Shares pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to PubCo’s satisfying its obligations under Section 7.4. No Warrant shall be exercisable and PubCo shall not be obligated to issue Ordinary Shares upon exercise of a Warrant unless the Ordinary Shares issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Registered Holder of the Warrants, except pursuant to Section 7.4. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless, in which case the purchaser of a Unit containing such Public Warrants shall have paid the full purchase price for the Unit solely for the Ordinary Shares underlying such Unit. In no event will PubCo be required to net cash settle the Warrant exercise. PubCo may require holders of Public Warrants to settle the Warrant on a “cashless basis” pursuant to subsection 3.3.1(b) and Section 7.4. If, by reason of any exercise of Warrants on a “cashless basis”, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in an Ordinary Share, PubCo shall round down to the nearest whole number, the number of Ordinary Shares to be issued to such holder.

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3.3.3. Valid Issuance. All Ordinary Shares issued upon the proper exercise of a Warrant in conformity with this Agreement and the Amended and Restated Memorandum and Articles of Association of PubCo shall be validly issued, fully paid and nonassessable.

3.3.4. Date of Issuance. Upon proper exercise of a Warrant, PubCo shall instruct the Warrant Agent, in writing, to make the necessary entries in the register of members of PubCo in respect of Ordinary Shares and to issue a certificate if requested by the holder of such Warrant. Each person in whose name any book-entry position in the register of members of PubCo or certificate, as applicable, for Ordinary Shares is issued shall for all purposes be deemed to have become the holder of record of such Ordinary Shares on the date on which the Warrant, or book-entry position in the register of members of PubCo representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of members or share transfer books of PubCo or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Ordinary Shares at the close of business on the next succeeding date on which the register of members, share transfer books or book-entry system are open.

3.3.5. Maximum Percentage. A holder of a Warrant may notify PubCo in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) (the “Maximum Percentage”) of the Ordinary Shares issued and outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of PubCo beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of issued and outstanding Ordinary Shares, the holder may rely on the number of issued and outstanding Ordinary Shares as reflected in (1) PubCo’s most recent annual report on Form 20-F, current report on Form 8-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by PubCo or (3) any other notice by PubCo or the Transfer Agent setting forth the number of Ordinary Shares issued and outstanding. For any reason at any time, upon the written request of the holder of the Warrant, PubCo shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Ordinary Shares then issued and outstanding. In any case, the number of issued and outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of PubCo by the holder and its affiliates since the date as of which such number of issued and outstanding Ordinary Shares was reported. By written notice to PubCo, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to PubCo.

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4. Adjustments.

4.1. Share Capitalization.

4.1.1 Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of issued and outstanding Ordinary Shares is increased by a capitalization of Ordinary Shares, or by a split of Ordinary Shares or other similar event, then, on the effective date of such share capitalization, split or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Ordinary Shares. A rights offering to holders of the Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the “Fair Market Value” (as defined below) shall be deemed a capitalization of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for the Ordinary Shares, in determining the price payable for Ordinary Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2 Extraordinary Dividends. If PubCo, at any time while the Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Ordinary Shares on account of such Ordinary Shares (or other shares of PubCo into which the Warrants are convertible), other than (a) as described in subsection 4.1.1 above, (b) Ordinary Cash Dividends (as defined below), or (c) any subsequent distribution of its assets upon its liquidation (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Ordinary Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Ordinary Shares issuable on exercise of each Warrant) does not exceed $0.50.

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4.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of issued and outstanding Ordinary Shares is decreased by a consolidation, combination, reverse share split or redesignation of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, redesignation or similar event, the number of Ordinary Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in issued and outstanding Ordinary Shares.

4.3. Adjustments in Exercise Price. Whenever the number of Ordinary Shares purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Ordinary Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Ordinary Shares so purchasable immediately thereafter.

4.4. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding Ordinary Shares (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of PubCo with or into another corporation (other than a consolidation or merger in which PubCo is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of PubCo as an entirety or substantially as an entirety in connection with which PubCo is dissolved, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Ordinary Shares of PubCo immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event. If any reclassification also results in a change in the Ordinary Shares covered by subsection 4.1.1 or Section 4.1.2 or Section 4.2 hereof, then such adjustment shall be made pursuant to subsection 4.1.1 or Section 4.1.2 or Section 4.2 hereof and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

4.5. Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Ordinary Shares issuable upon exercise of a Warrant, PubCo shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Ordinary Shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, PubCo shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6. No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, PubCo shall not issue fractional Ordinary Shares upon the exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, PubCo shall, upon such exercise, round down to the nearest whole number, the number of Ordinary Shares to be issued to such holder.

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4.7. Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Ordinary Shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that PubCo may at any time in its sole discretion make any change in the form of Warrant that PubCo may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8. Other Events. In case any event shall occur affecting PubCo as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, PubCo shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. PubCo shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to PubCo from time to time upon request.

5.2. Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that except as otherwise provided herein or in any Book Entry Warrant Certificate or Definitive Warrant Certificate, each Book Entry Warrant Certificate and Definitive Warrant Certificate may be transferred only in whole and only to the Depositary, to another nominee of the Depositary, to a successor depository, or to a nominee of a successor depository; provided further, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend (as in the case of the Private Warrants and Working Capital Warrants), the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for PubCo stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3. Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and PubCo, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of PubCo for such purpose.

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6. Redemption.

6.1. Redemption. Not less than all of the outstanding Warrants may be redeemed, at the option of PubCo, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the Warrants, as described in Section 6.2 below, at the price of $0.01 per Warrant (the “Redemption Price”), provided that the last sales price of the Ordinary Shares reported has been at least $16.00 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.2 below) or PubCo has elected to require the exercise of the Warrants on a “cashless basis” pursuant to subsection 3.3.1; provided, however, that if and when the Public Warrants become redeemable by PubCo, PubCo may not exercise such redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or PubCo is unable to effect such registration or qualification.

6.2. Date Fixed for, and Notice of, Redemption. In the event that PubCo elects to redeem all of the Warrants, PubCo shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by PubCo not less than thirty (30) days prior to the Redemption Date (the “30-day Redemption Period”) to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6.3. Exercise After Notice of Redemption. The Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by PubCo pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event that PubCo determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1, the notice of redemption shall contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Warrants, including the “Fair Market Value” (as such term is defined in subsection 3.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7. Other Provisions Relating to Rights of Holders of Warrants.

7.1. No Rights as Shareholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of PubCo, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the general meetings or the election of directors of PubCo or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, PubCo and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of PubCo, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

7.3. Reservation of Ordinary Shares. PubCo shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

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7.4. Registration of Ordinary Shares; Cashless Exercise at PubCo’s Option.

7.4.1 Registration of the Ordinary Shares. PubCo agrees that as soon as practicable after the Effective Date, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants. PubCo shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the Effective Date, holders of the Warrants shall have the right, during the period beginning on the 61st Business Day after the Effective Date and ending upon such registration statement being declared effective by the Commission, and during any other period when PubCo shall fail to have maintained an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (as defined below) by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Public Warrant, PubCo shall, upon request, provide the Warrant Agent with an opinion of counsel for PubCo (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the Ordinary Shares issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor statute)) of PubCo and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of any doubt, unless and until all of the Warrants have been exercised or have expired, PubCo shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

7.4.2 Cashless Exercise at PubCo’s Option. If the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act (or any successor statute), PubCo may, at its option, (i) require holders of Public Warrants who exercise Public Warrants to exercise such Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act (or any successor statute) as described in subsection 7.4.1 and (ii) in the event PubCo so elects, PubCo shall not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the Warrants, notwithstanding anything in this Agreement to the contrary. If PubCo does not elect at the time of exercise to require a holder of Public Warrants who exercises Public Warrants to exercise such Public Warrants on a “cashless basis,” it agrees to use its best efforts to register or qualify for sale the Ordinary Shares issuable upon exercise of the Public Warrant under the blue sky laws of the state of residence of the exercising Public Warrant holder to the extent an exemption is not available.

8. Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. PubCo shall from time to time promptly pay all taxes and charges that may be imposed upon PubCo or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares upon the exercise of the Warrants, but PubCo shall not be obligated to pay any transfer taxes in respect of the Warrants or such Ordinary Shares.

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8.2. Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to PubCo. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, PubCo shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If PubCo shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by PubCo), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at PubCo’s cost. Any successor Warrant Agent, whether appointed by PubCo or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of PubCo, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent PubCo shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, PubCo shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Ordinary Shares not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3. Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. PubCo agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2. Further Assurances. PubCo agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

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8.4. Liability of Warrant Agent.

8.4.1. Reliance on PubCo Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by PubCo prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by a Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the Board of PubCo and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. PubCo agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by PubCo of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares shall, when issued, be valid and fully paid and non-assessable.

8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to PubCo with respect to Warrants exercised and concurrently account for, and pay to PubCo, all monies received by the Warrant Agent for the purchase of Ordinary Shares through the exercise of Warrants.

8.6. Waiver. The Warrant Agent acknowledges and agrees that it shall not make any claims or proceed against the trust account established by SPAC in connection with the Public Offering (as more fully described in the Registration Statement) (“Trust Account”), including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Warrant Agent has a claim against PubCo under this Agreement, the Warrant Agent will pursue such claim solely against PubCo and not against the property held in the Trust Account.

9. Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on PubCo shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by PubCo with the Warrant Agent), as follow:

ArcheNova Technology Co., Ltd.

41 Tai Seng Avenue, #02-04,

Tai Seng Exchange (Tower A), Singapore 536464

Attn: Liu Ye

Email: liu.ye@paracrinetherapeutics.com

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Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by PubCo to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with PubCo), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attn: Compliance Department

9.3. Applicable Law and Exclusive Forum.

9.3.1 The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of PubCo and the Warrant Agent hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. Each of PubCo and the Warrant Agent hereby waives any objection to such jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Securities and Exchange Act of 1934 (“Exchange Act”), as amended, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

9.3.2 Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 9.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the United States District Court for the Southern District of New York in connection with any action brought in such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

9.4. Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

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9.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8. Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or (ii) adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the exercise period, shall require the vote or written consent of the Registered Holders of a majority of the then outstanding Public Warrants. Any amendment solely to the Private Warrants, the Working Capital Warrants or the Extension Loan Warrants shall require the vote or written consent of a majority of the holders of the then outstanding Private Warrants, the Working Capital Warrants and the Extension Loan Warrants. Notwithstanding the foregoing, PubCo may lower the Warrant Price or extend the duration of the exercise period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

Horizon Space Acquisition I Corp.

By:
Name
Title

Continental Stock Transfer & Trust Company

By:
Name
Title

ArcheNova Technology Co., Ltd

By:
Name
Title

[Signature page to Assignment, Assumption and Amended & Restated Warrant Agreement]

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